UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2018

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Diana Laing has been appointed interim Executive Vice President, Finance, of Alexander & Baldwin, Inc. (the “Company”), effective as of October 10, 2018. Upon the effective date of James E. Mead’s resignation, which is expected to be November 15, 2018 (as previously disclosed in the Company’s Form 8-K, filed on September 7, 2018), Ms. Laing will serve as the interim Chief Financial Officer of the Company.

Ms. Laing, age 63, is the former Chief Financial Officer of American Homes 4 Rent (NYSE:AMH), a New York Stock Exchange listed real estate investment trust (2014-June 2018) and former Chief Financial Officer and Corporate Secretary of Thomas Properties Group, Inc. (2004-2013). She also is a director of The Macerich Company (NYSE:MAC) and Spirit Realty Capital, Inc. (NYSE:SRC)

The Company has entered into a letter agreement with Ms. Laing, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein. In consideration of her duties and responsibilities, Ms. Laing will be paid a salary of $50,000 per month. Ms. Laing’s interim role with the Company shall not exceed a period of six months, with a one-time possible extension of no more than ninety days.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1	Letter Agreement, dated September 28, 2018, between Alexander and Baldwin, Inc and Diana Laing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 3, 2018

ALEXANDER & BALDWIN, INC.

/s/ Nelson N.S. Chun
Nelson N.S. Chun
Executive Vice President and Chief Legal Officer